Articles of Amendment - Business/Professional Corporation

Secretary of State - Corporation Division - 255 Capitol St. NE, Suite 151 - Salem, OR 97310-1327 - http://www.FilingInOregon.com - Phone: (503) 986-2200

FILED

DEC 14 2015

OREGON
SECRETARY OF STATE

Office use only

REGISTRY NUMBER: 079637-88

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record. We must release this information to all parties upon request and it will be posted on our website.

Please Type or Print Legibly in **Black** Ink. Attach Additional Sheet if Necessary.

1. ENTITY NAME: NETIX AMERICA INC.

2. THE FOLLOWING AMENDMENT(S) TO THE ARTICLES OF INCORPORATION IS MADE HEREBY: State the article number(s) and set forth the article(s) as it is amended to read. (Attach a separate sheet if necessary.)

Article 1. Entity Name.
The name of this corporation is:
CB Scientific, Inc.

3. THE AMENDMENT WAS ADOPTED ON: 12/08/15
(If more than one amendment was adopted, identify the date of adoption of each amendment.

4. PLEASE CHECK THE APPROPRIATE STATEMENT:

( ) Shareholder action was required to adopt the amendment(s).
The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

(x) Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

( ) The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

5. EXECUTION: By my signature, I declare as an authorized signer, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

Signature:	Printed Name:	Title:
[signature]	Sam Talari	12/09/15

CONTACT NAME: (To resolve questions with this filing)
Sam Talari

PHONE NUMBER: (Include area code)
727-417-9338

CB SCIENTIFIC, INC.
7963788-16596019 AMDART

Articles of Amendment - Business/Professional Corporation

Secretary of State - Corporation Division - 255 Capitol St. NE, Suite 151 - Salem, OR 97310-1327 - http://www.FilingInOregon.com - Phone: (503) 986-2200

FILED

DEC 31 2015

OREGON SECRETARY OF STATE

For office use only

REGISTRY NUMBER: 079637-88

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record. We must release this information to all parties upon request and it will be posted on our website.

Please Type or Print Legibly in Black Ink. Attach Additional Sheet if Necessary.

1. ENTITY NAME: CB SCIENTIFIC, INC.

2. THE FOLLOWING AMENDMENT(S) TO THE ARTICLES OF INCORPORATION IS MADE HEREBY: State the article number(s) and set forth the article(s) as it is amended to read. (Attach a separate sheet if necessary.)

ARTICLE 5. Authorized Capital Stock

The aggregate number of shares which the corporation shall authorize to issue shall be 200,000,000 shares, $0.001 par value, which 150,000,000 shares shall be designated as common shares and 50,000,000 shares shall be designated as preferred shares. Of 50,000,000 shares of preferred, 10,000,000 shares at 7 1/2% Series A Convertible Preferred Stock and 10,000,000 shares at Series B Convertible Preferred Stock.

3. THE AMENDMENT WAS ADOPTED ON: 12/15/2015

(If more than one amendment was adopted, identify the date of adoption of each amendment.

4. PLEASE CHECK THE APPROPRIATE STATEMENT:

☐ Shareholder action was required to adopt the amendment(s).

The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

☒ Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐ The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

5. EXECUTION: By my signature, I declare as an authorized signer, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

Signature:	Printed Name:	Title:
[signature]	Sam Talari	Chairman

CONTACT NAME: (To resolve questions with this filing)

Sam Talari

PHONE NUMBER: (include area code)

7274179338

CB SCIENTIFIC, INC.

7963788-16660308 AMDART

079637-88

Registry No.
079637-88

FILED
JUN 20 1996
SECRETARY OF STATE

ARTICLES OF AMENDMENT
By Shareholders
of

WESTAQ Network, Inc.

ARTICLE 1. is amended to read as follows:

ARTICLE 1.
Corporate Name

The name of the corporation is Net:X America Inc.

ARTICLE 5. is amended to read as follows:

ARTICLE 5.
Authorized Capital Stock

The aggregate number of shares which the corporation shall have authority to issue shall be 200,000,000 shares with $0.001 par value.

The above amendments were adopted on June 17, 1996.

Shareholder action was required to adopt the amendments. The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast for	Number of votes cast against
Common	1,200,000	1,200,000	1,200,000	0

Execution: Leslie Freres (signature) — Signature; Leslie Freres — Printed name; Secretary — Title

Person to contact about this filing: James Durward, President

Daytime phone number: 403-543-3570

NET:X AMERICA INC.
7963788-1103187 NBA

079637-88

STATE OF OREGON
DEPARTMENT OF COMMERCE
CORPORATION DIVISION

Submit Original and One True Copy
Filing Fee $20
License Fee $20
TOTAL $40 (831.115)

BUSINESS CORPORATION
ARTICLES OF INCORPORATION
(ORS 57.311)

ARTICLE 1. Name of Corporation WESTAQ Network, Inc.

(The corporate name must contain the word "Corporation", "Company", "Incorporated", or "Limited" or an abbreviation of one of such words).

ARTICLE 2. Name of initial registered agent Phyllis L. Haaland

Street address of initial registered office

382 S.W. Hamilton Ct.	Portland, OR	97201
(Street and Number)	(City and State)	(Zip Code)

ARTICLE 3. Address where Division may mail notices

382 S.W. Hamilton Ct.	Portland, OR	97201
(Street or PO Box)	(City and State)	(Zip Code)

ARTICLE 4. Purpose or purposes for which corporation is organized

The corporation shall engage in the business of providing electronic information services and any other lawful activity.

ARTICLE 5. Aggregate number of shares which the corporation shall have authority to issue

shall be 10,000,000 shares with $0.001 par value.

(Insert statement as to par value of each share or a statement that all of such shares are to be without par value.)

BC-1 (8/85)

NET:X AMERICA INC.
7963788-1103196 NEW

ARTICLE 6. Names and addresses of the persons who are to serve as initial directors until the first annual meeting of shareholders or until their successors are elected and shall qualify

Name	Address
Phyllis L. Haaland	382 S.W. Hamilton Ct., Portland, OR 97201

ARTICLE 7. (Optional provisions for the regulation of the internal affairs of the corporation as may be appropriate. If none, leave blank.)

ARTICLE 8. Name and address of each incorporator

Name	Address
Phyllis L. Haaland	382 S.W. Hamilton Ct., Portland, OR 97201

We, the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and, to the best of our knowledge and belief, it is true, correct and complete. (Those named in Article 8 should sign here.)

Phyllis L Haaland
(Signature) (Signature)

Dated June 15, 1987.

Person to contact about this filing.

Phyllis L. Haaland
NAME

(503) 241-1330
PHONE NUMBER

Submit the original and one true copy to the Corporation Division, Commerce Building, 158 12th Street NE, Salem, Oregon 97310, with the filing fee of $20 and license fee of $20 — total $40.

If you have any questions
please call 378-4752